EXHIBIT 23.1



                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 22, 1998 appearing on page 76 of SIS Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the headings "Experts."



/s/ Price Waterhouse LLP

Boston, Massachusetts
May 8, 1998